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                                                                   EXHIBIT 6.14

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE--GROSS
AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

1.      Basic Provisions ('Basic Provisions').

1.1 Parties: This Lease ('Lease'), dated for reference purposes only, April 28, 1998, is made by and between BRADMORE REALTY INVESTMENT COMPANY, LTD. ("Lessor") and DCH TECHNOLOGY, INC., a Colorado corporation ("Lessee"), (collectively the "Parties", or Individually a "Party").

1.2(a) Premises: That certain portion of the Building, including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 27811 Avenue Hopkins, Unit 6, located in the City of Santa Clarita, County of Los Angeles, State of California, with the zip code 91355,as outlined on Exhibit A & B attached hereto ("Premises"). The "Building" Is that certain building containing the Premises and generally described as (describe briefly the nature of the Building): building 3 in a 3 building concrete tilt-up multi-tenant industrial complex known as the Bradmore Business Center. The Premises are a Type 6 unit of approximately 3,152.8 square feet.

In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Industrial Center. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Industrial Center". (Also see Paragraph 2.)

1.2(b) Parking: six (6) total. Three (3) unreserved vehicle parking spaces ("Unreserved Parking Spaces"); and three (3) reserved vehicle parking spaces ("Reserved Parking Spaces"). (Also see Paragraph 2.6.)

1.3 Term: three(3) years and zero (O) months ("Original Term") commencing June 1, 1998 ("Commencement Date") and ending May 31, 2001 ("Expiration Date"). (Also see Paragraph 3.)

1.4 Early Possession. Upon execution of Lease, with check for $6,150.00. "Early Possession Date"). (Also see Paragraphs 3.2 and 3.3.)

1.5 Base Rent: $2.050.00 . per month ("Base Rent"), payable on the 1st day of each month commencing June 1, 1998. (Also see Paragraph 4.)
If this box is checked, this Lease provides for the Base Rent to be adjusted per Addendum 54 attached hereto.

1.6(a) Base Rent Paid Upon Execution: $2.050.00 as Base Rent for the period June 1, 1998 through June 30, 1998.

1.6(b) Lessee's Share of Common Area Operating Expenses: five point three-five percent (5.35 %) ("Lessee's Share") as determined by prorata square footage of the Premises as compared to the total square footage of the Industrial Center; not to exceed $0.05/sq ft for term of lease.

1.7    Security Deposit: $4,100 00 ("Security Deposit"). (Also see Paragraph 5).
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1.8     Permitted Use: Assembly of hydrogen gas sensors and offices in connection thereof ('Permitted Use) (Also see Paragraph 6.)

1.9     Insuring Party. Lessor Is the "Insuring Party." (Also see Paragraph 8.)

1.10(a) Real Estate Brokers. The following real estate broker(s) (collectively, the "Brokers") and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):
N/A represents Lessor exclusively ("Lessor's Broker");
N/A represents Lessee exclusively ("Lessee's Broker"); or
J. M. Pearson and Associates represents both Lessor and Lessee ("Dual Agency"). (Also see Paragraph 15.)

1.10(b) Payment to Brokers. Upon the execution of this Lease by both Parties, Lessor shall pay to said Broker(s) jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate written agreement between Lessor and said Broker(s) (or in the event there is no separate written agreement between Lessor and said Broker(s), the sum of N/A for Brokerage services rendered by said Broker(s) in connection with this transaction.

1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by N/A ("Guarantor"). (Also see Paragraph 37.)

1.12 Addenda and Exhibits. Attached hereto is an Addendum or Addenda consisting of Paragraphs 49 through 58 and Exhibits "A" through "C" , all of which constitute a part of this Lease.

2. Premises, Parking and Common Areas.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental and/or Common Area Operating Expenses, is an approximation which Lessor and Lessee agree is reasonable and the rental and Lessee's Share (as defined in Paragraph 1.6(b)) based thereon is not subject to revision whether or not the actual square footage Is more or less.

2.2 Condition. Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date and warrants to Lessee that the existing plumbing, electrical systems, fire sprinkler system, lighting, air conditioning and heating systems and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Commencement Date. It a non-compliance with said warranty exists as of the Commencement Date, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within thirty (30) days after the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

2.3 Compliance with Covenants, Restrictions and Building Code. Lessor warrants that any improvements (other than those constructed by Lessee or at Lessee's direction) on or in the Premises which have been constructed or installed by Lessor or with Lessor's consent or at Lessor's direction shall
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comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Commencement Date. Lessor further warrants to Lessee that Lessor has no knowledge of any claim having been made by any governmental agency that a violation or violations of applicable building codes, regulations, or ordinances exist with regard to the Premises as of the Commencement Date. Said warranties shall not apply to any Alterations or Utility Installations (defined in Paragraph 7.3(a)) made or to be made by Lessee. If the Premises do not comply with said warranties, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee given within six (6) months following the Commencement Date and setting forth with specificity the nature and extent of such non-compliance, take such action, at Lessor's expense, as may be reasonable or appropriate to rectify the non-compliance. Lessor makes no warranty that the Permitted Use in Paragraph 1.8 is permitted for the Premises under Applicable Laws @as defined in Paragraph 2.4).

2.4 Acceptance of Premises. Lessee hereby acknowledges: (a) that it has been advised by the Broker(s) to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, seismic and earthquake requirements, and compliance with the Americans with Disabilities Act and applicable zoning, municipal, county, state and federal laws, ordinances and regulations and any covenants or restrictions of record (collectively, "Applicable Laws" and the present and future suitability of the Premises for Lessee's intended use; (b) that Lessee has made such investigation as it deems necessary with reference to such matters, is satisfied with reference thereto, and assumes all responsibility therefore as the same relate to Lessee's occupancy of the Premises and/or the terms of this Lease; and (c) that neither Lessor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.

2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in this Paragraph 2 shall be of no force or effect if immediately prior to the date set forth in Paragraph 1.1 Lessee was the owner or occupant of the Premises. In such event, Lessee shall, at Lessee's sole cost and expense, correct any non-compliance of the Premises with said warranties.

2.6 Vehicle Parking. Lessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Lessor in the Rules and Regulations (as defined in Paragraph 40) issued by Lessor. (Also see Paragraph 2.9.)

(a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

(b) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.
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(c)  Lessor shall at the Commencement Date of this Lease, provide the parking facilities required by Applicable Law.

2.7 Common Areas-Definition. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other lessees of the Industrial Center and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas.

2.8 Common Areas--Lessee's Rights. Lessor hereby grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Industrial Center. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9 Common Areas--Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 40. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees of the Industrial Center.

2.10 Common Areas--Changes. Lessor shall have the right, in Lessor's sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof; and
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(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Industrial Center as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3.  Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession. If an Early Possession Date is specified in Paragraph 1.4 and if Lessee totally or partially occupies the Premises after the Early Possession Date but prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early occupancy. All other terms of this Lease, however, (including but not limited to the obligations to pay Lessee's Share of Common Area Operating Expenses and to carry the insurance required by Paragraph 8) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.

3.3 Delay In Possession. If for any reason Lessor cannot deliver possession of the Premises to Lasses-, by the Early Possession Date, if one is specified it Paragraph 1.4, or it no Early Possession Date is specified, by the Commencement Date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, or extend the term hereof, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease until Lessor delivers possession of the Premises to Lessee. If possession of the Premises is not delivered to Lessee within sixty (60) days after the Commencement Date, Lessee may, at its option, by notice in writing to Lessor within ten (10) days after the end of said sixty (60) day period, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided further, however, that if such written notice of Lessee is not received by Lessor within said ten (10) day period, Lessee's right to cancel this Lease hereunder shall terminate and be of no further force or effect. Except as may be otherwise provided, and regardless of when the Original Term actually commences, if possession is not tendered to Lessee when required by this Lease and Lessee does not terminate this Lease, as aforesaid, the period free of the obligation to pay Base Rent, if any, that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to the period during which the Lessee would have otherwise enjoyed under the terms hereof, but minus any days of delay caused by the acts, changes or omissions of Lessee.

4.  Rent.

4.1 Base Rent. Lessee shall pay Base Rent and other rent or charges, as the same may be adjusted from time to time, to Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than, one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.
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4.2    Common Area Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share (as specified in Paragraph 1.6(b)) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a) "Common Area Operating Expenses" are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Industrial Center, including, but not limited to, the following:

(i) The operation, repair and maintenance, in neat, clean, good order and condition, of the following:

(aa) The Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, drive- ways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators and root.

(bb)   Exterior signs and any tenant directories.

(cc)   Fire detection and sprinkler systems.

(ii) The cost of water, gas, electricity and telephone to service the Common Areas.

(iii) Trash disposal, property management and security services and the costs of any environmental inspections.

(iv)   Reserves set aside for maintenance and repair of Common Areas.

(v) Any increase above the Base Rent Property Taxes, (as defined in Paragraph 10.2(b)) for the Building and the Common Areas. Per proposition 13, not due to increase in assessment because of change of ownership.

(vii)  The cost of insurance carried by Lessor with respect to the Common Areas.

(viii) Any deductible portion of an insured loss concerning the Building or the Common Areas.

(ix) Any other services to be provided by Lessor That are stated elsewhere in this Lease to be a Common Area Operating Expense.

(b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Building or to any other building in the Industrial Center or to the operation, repair and maintenance thereof, shall be allocated entirely to the Building or to such other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Industrial Center.

(c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Industrial Center already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease In provide the same or some of them.
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(d)  Lessee's Share of Common Area Operating Expenses shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At, Lessor's option, however, an amount may be estimated by Lessor from time to time of Lessee's Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each 12-month period of the Lease term, on the same day as the Base Rent is due hereunder. Lessor shall deliver to Lessee within sixty
(60) days attar the expiration of each calendar year a reasonably detailed statement showing Lessee's Share of the actual Common Area Operating Expenses incurred during the preceding year. If Lessee's payments under this Paragraph 4.2(d) during said preceding year exceed Lessee's Share as indicated on said statement, Lessee shall be credited the amount of such over payment against Lessee's Share of Common Area Operating Expenses next becoming due. If Lessee's payments under this Paragraph 4.2(d) during said preceding year were less than Lessee's Share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within ten (10) days after delivery by Lessor to Lessee of said statement.

5. Security Deposit. Lessee shall deposit with Lessor upon Lessee's execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Base Rent or other rent or charges due hereunder, or otherwise Defaults under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys' fees) which Lessor may suffer or incur by reason thereof. It Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefore deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Any time the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor as an addition to the Security Deposit so that the total amount of the Security Deposit shall at all times bear the same proportion to the then current Base Rent as the initial Security Deposit bears to the initial Base Rent set forth in Paragraph 1.5. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest herein), that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any monies to be paid by Lessee under this Lease.

6.   Use.

6.1     Permitted Use.

(a) Lessee shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to the Premises or neighboring premises or properties.
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(b)  Lessor hereby agrees to not unreasonably withhold or delay its consent to any written request by Lessee, Lessee's assignees or subtenants, and by prospective assignees and subtenants of Lessee, its assignees and subtenants, for a modification of said Permitted Use, so long as the same will not impair the structural integrity of the improvements on the Premises or in the Building or the mechanical or electrical systems therein, does not conflict with uses by other lessees, is not significantly more burdensome to the Premises or the Building and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6. If Lessor elects to withhold such consent, Lessor shall within five (5) business days after such request give a written notification of same, which notice shall include an explanation of Lessor's reasonable objections to the change in use.

6.2     Hazardous Substances.

(a) Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (I) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (II) regulated or monitored by any governmental authority; or
(III) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Lessee shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). "Reportable Use" shall mean (1) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Laws require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but upon notice to Lessor and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Lessor's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises or the Building, other than as previously consented to by Lessor,
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Lessee shall immediately give Lessor written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any govern- mental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

(c) Indemnification. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, it any, and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee or by anyone under Lessee's control. Lessee's obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

6.3 Lessee's Compliance with Requirements. Lessee shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Requirements," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessors' engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (I) industrial hygiene, (II) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Lessee shall, within five (5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Requirements.

6.4 Inspection; Compliance with Law. Lessor, Lessor's agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lenders") shall have the right to enter the Premises at any time in the case of an emergency, and other- wise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Requirements (as defined in Paragraph 6.3), and Lessor shall be entitled to employ experts and/or consultants in connection therewith to advise Lessor with respect to Lessee's activities, including but not limited to Lessee's installation, operation, use, monitoring, maintenance or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease by Lessee or a violation of Applicable Requirements or a contamination, caused or materially contributed to by Lessee, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Lessee shall upon request reimburse Lessor or Lessor's Lender, as the case may be, for the costs and expenses of such inspections.

7.   Maintenance, Repairs, Utility Installations, Trade Fixtures and
Alterations.

7.1       Lessee's Obligations.

(a) Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance with Covenants, Restrictions and Building Code), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connections if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2 below. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvement's thereon or a part thereof in good order, condition and state of repair.

(b) Lessee shall, at Lessee's sole cost and expense, procure and maintain a contract, with copies to Lessor, in customary form and substance for and with a contractor specializing and experienced in the inspection, maintenance and service of the heating, air conditioning and ventilation system for the Premises. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain the contract for the heating, air conditioning and ventilating systems, and if Lessor so elects, Lessee shall reimburse Lessor, upon demand, for the cost thereof.

(c) If Lessee fails to perform Lessee's obligations under this Paragraph,7.l, Lessor may enter upon the Premises after ten (10) days' prior written notice to Lessee (except in the case of an emergency, in which case n6 notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, in accordance with Paragraph 13.2 below.

7.2 Lessor's Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance with Covenants, Restrictions and Building Code),
4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee's Obligations),-.,9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler and/or standpipe and hose (if located in the Common Areas) or other automatic fire extinguishing system including fire alarm and/or smoke detection systems and equipment, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute nova or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Building, Industrial Center or Common Areas in good order, condition and repair.

7.3    Utility Installations, Trade Fixtures, Alterations.

(a) Definitions; Consent Required. The term "Utility Installations" is used in this Lease to refer to all air lines, power panels, electrical distribution, security, fire protection systems, communications systems, lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment which can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements on the Premises which are provided by Lessor under the terms of this Lease, other there Utility installations or Trade Fixtures. "Lessee-Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). Lessee shall not make nor cause to be made any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent. Lessee -nay, however. make non-structural Utility Installations to the interior of the Premises (excluding the roof) without Lessor's consent but upon notice to Lessor, so long as they are not visible from the outside of the Premises, do not involve puncturing, relocating or removing the roof or any existing walls, or changing or interfering with the fire sprinkler or fire detection systems and the cumulative cost thereof during the term of this Lease as extended does not exceed $2,500.00.

(b) Consent. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon; and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Requirements. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor. Lessor may, (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $2,500.00 or more open Lessee's providing Lessor with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation.

(e) Lien Protection. Lessee shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on, or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorneys' fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

7.4     Ownership, Removal, Surrender, and Restoration.

(a) Ownership. Subject to Lessor's right to require their removal and to cause Lessee to become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Installations made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Lessor may, at any time and at its option, elect in writing to Lessee to be the owner of all or any specified part of the Lessee-Owned Alterations and Utility Installations. Unless otherwise instructed per Subparagraph 7.4(b) hereof, all Lessee-Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the proper' y of Lessor and remain upon the Premises and be surrendered with the Premises by Lessee.

(b) Removal. Unless otherwise agreed in writing, Lessor may require that any or all Lessee-Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding that their installation may have been consented to by Lessor. Lessor may require the removal at any time of all or any part of any Alterations or Utility Installations made without the required consent of Lessor.

(c) Surrender/Restoration. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. Ordinary wear and tear shall not include any dam- age or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified herein, the Premises, as surrendered, shall include the Alterations and Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment, and Lessee-Owned Alterations and Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Requirements and/or good practice. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease.

8. Insurance; Indemnity.

8.1     Payment of Premium Increases.

(a) As used herein, the term "Insurance Cost Increase" is defined as any increase in the actual cost of the insurance applicable to the Building and required to be carried oy Lessor pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), ("Required Insurance"), over and above the Base Premium, as hereinafter defined, calculated on an annual basis. "Insurance Cost Increase" shall include, but not be limited to, requirements of the holder of a mortgage or deed of trust covering the Premises, increased valuation of the Premises, and/or a general premium rate increase. The term "Insurance Cost Increase" shall not, however, include any premium increases resulting from the nature of the occupancy of any other lessee of the Building. It the parties insert a dollar amount in Paragraph 1.9, such amount shall be considered the "Base Premium." 1f a dollar amount has not been inserted in Paragraph 1.9 and if the Building has been previously occupied during the twelve (1 2) month period immediately preceding the Commencement Date, the "Base Premium" shall be the annual premium applicable to such twelve (12) month period. It the Building was not fully occupied during such twelve (12) month period, the "Base Premium" shall be the lowest annual premium reasonably obtainable for the Required Insurance as of the Commencement Date, assuming the most nominal use possible of the Building. In no event, however, shall Lessee be responsible for any portion of the premium cost attributable to liability insurance coverage in excess of $1,000,000 procured under Paragraph 8.2(b).

(b) Lessee shall pay any Insurance Cost Increase to Lessor pursuant to Paragraph
4.2. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

8.2     Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee, Lessor and any Lender(s) whose names have been provided to Lessee in writing (as additional insureds) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises" endorsement and contain the "Amendment of the Pollution Exclusion" endorsement for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "Insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. Lessor shall also maintain liability insurance described in Paragraph 8.2(a) above, in addition to and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3     Insurance-Building, Improvements and Rental Value.

(a) Building and Improvements. Lessor shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to any Lender(s), insuring against loss or damage to the Premises. Such insurance shall be for full replacement cost, as the same shall exist from time to time, or the amount required by any Lender(s), but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. Lessee-Owned Alterations and Utility Installations, Trade Fixtures and Lessee's personal property shall be insured by Lessee pursuant to Paragraph 8.4. If 'he coverage is available and commercially appropriate, Lessor's policy or policies shall insure against at; risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender or included in the Base Premium), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Building required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered loss, but not including plate glass insurance. Said policy or policies shall also contain an agreed valuation provision in lieu of any co-insurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted LJ.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.

(b) Rental Value. Lessor shall also obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and any Lender(s), insuring the loss of the full rental and other charges payable by all lessees of the Building to Lessor for one year (including all Real Property Taxes, insurance costs, all Common Area Operating Expenses and any scheduled rental increases). Said insurance may provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any co-insurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, Real Property Taxes, insurance premium costs and other expenses, it any, otherwise payable, for the next 12-month period. Common Area Operating Expenses shall include any deductible amount in the event of such loss.

(c) Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Industrial Center if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

(d) Lessee's Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee-Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4 Lessee's Property Insurance. Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessor's option, by endorsement to a policy already carried, maintain insurance coverage on all of

Lessee's personal property, Trade Fixtures and Lessee-Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by Lessor as the Insuring Party under Paragraph 8.3(a). Such insurance shall be full replacement cost coverage with a deductible not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property and the restoration of Trade Fixtures and Lessee-Owned Alterations and Utility Installations. Upon request from Lessor, Lessee shall provide Lessor with written evidence that such insurance is in force.

8.5 Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a 'General Policyholders Rating' of at least B+, V, or such other rating as may be required by a Lender, as set forth in the most current issue of 'Best's Insurance Guide.' Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. Lessee shall cause to be delivered to Lessor, within seven
(7) days after the Early Possession Date-or the Commencement Date, certified copies of, or certificates evidencing the existence and amounts of, the insurance required under Paragraph-8:2(a) and 8.4. No such policy shall be cancelable or subject to modification except after thirty (30) days' prior written notice to Lessor. Lessee shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or 'Insurance binders' evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand.

8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages (whether In contract or in tort) against the other, for loss or damage to their property arising out of or incident to the perils required to t>e insured against under Paragraph S. The off act of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carded or required, or by any deductibles applicable thereto. Lessor and Lessee agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the Insurance is not invalidated thereby.

8.7 Indemnity. Except for Lessor's negligence and/or breach of express warranties, Lessee shall indemnity, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, lions, judgments, penalties, loss of permits, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the occupancy of the Premises by Lessee, the conduct of Lessee's business, any art, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The fore- going shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee In such defense. Lessor need not have first paid any such claim In order to be so indemnified.

8.8 Exemption of Lessor from Liability. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other lessee of Lessor nor from the failure by Lessor to enforce the provisions of any other lease in the Industrial Center. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.  Damage or Destruction.

9.1 Definitions.

(a) "Premises Partial Damage" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than fifty percent (50%) of the then Replacement Cost (as defined in Paragraph 9.1 (d)) of the Premises (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction.

(b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is fifty percent (50%) or more of the then Replacement Cost of the Premises (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction. In addition, damage or destruction to the Building, other than Lessee-Owned Alterations and Utility Installations and Trade Fixtures of any lessees of the Building, the cost of which damage or destruction is fifty percent (50%) or more of the then Replacement Cost (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures of any lessees of the Building) of the Building shall, at the option of Lessor, be deemed to be Premises Total Destruction.

(c) "Insured Loss" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8,3(a) irrespective of any deductible amounts or coverage limits involved.

(d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

(e) "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

9.2 Premises Partial Damage - Insured Loss. If Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee-Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect. In the event, however, that there is a shortage of insurance proceeds and such shortage is due to the fact that, by reason of the unique nature of the improvements in the Premises, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, Lessor shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within such ten (10) day period, and if Lessor does not so elect to restore and repair, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earth- quake shall be subject to Paragraph 9.3 rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage--Uninsured Loss. If Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense and this Lease shall continue in full force and effect), Lessor may at Lessor's option, either
(I) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give writ- ten notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage totally at Lessee's expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following such commitment from Lessee. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof with- in the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

9.4 Total Destruction. Notwithstanding any other provision hereof, if Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by

Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as released and waived in Paragraph 9.7.

9.5 Damage Near End of Term. If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this-Lease by (a) exercising such option, and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten (10) days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate as of the date set forth in the first sentence of this Paragraph 9.5.

9.6     Abatement of Rent; Lessee's Remedies.

(a) In the event of (i) Premises Partial Damage or (ii) Hazardous Substance Condition for which Lessee is not legally responsible, the Base Rent, Common Area Operating Expenses and other charges, if any, payable by Lessee hereunder for the period during which such damage or condition, its repair, remediation or restoration continues, shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not in excess of proceeds from insurance required to be carried under Paragraph 8.3(b). Except for abatement of Base Rent, Common Area Operating Expenses and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair, remediation or restoration.

(b) If Lessor shall be obligated to repair or restore the Premises under the provisions o. this Paragraph 9 and shall not commence, in a substan a and ment of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. It Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after the receipt of such notice, this Lease shall continue in full force and affect. "Commence" as used in this Paragraph 9.6 shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever occurs first.

9.7 Hazardous Substance Conditions. If a Hazardous Substance Condition occurs, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by Applicable Requirements and this lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(c) and Paragraph 13), Lessor may at

Lessor's option either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, ii which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000 whichever is greater, give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the excess costs of (a) investigation and remediation of such Hazardous Substance Condition to the extent required by Applicable Requirements, over (b) an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with the funds required of Lessee or satisfactory assurance thereof within thirty (30) days following said commitment by Lessee. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time period specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

9.8 Termination-Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, Lessor shall return to Lessee any advance payment made by Lessee to Lessor and so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

9.9 Waiver of Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises and the Building with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent it is Inconsistent herewith.

10. Real Property Taxes.

10.1 Payment of Taxes. Lessor shall pay the Real Property Taxes, as defined in Paragraph 10.2(a), applicable to the Industrial Center, and except as otherwise provided in Paragraph 10.3, any increases in such amounts over the Base Real Property Taxes shall be included in the calculation of Common Area Operating Expenses In accordance with the provisions of Paragraph 4.2.

10.2    Real Property Tax Definitions.

(a) As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax. improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Industrial Center by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Industrial Center or any portion thereof, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in Applicable Law taking affect, during the term of this Lease, including but not limited to a change in the ownership of the Industrial Center or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties.

(b) As used herein, the term "Base Real Property Taxes" shall be the amount of Real Property Taxes, which are assessed against the Premises, Building or Common Areas in the calendar year during which the Lease is executed. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

10.3 Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Industrial-Center by other lessee's or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.1 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee's request.

10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information, as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

10.5 Lessee's Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or stored within the Industrial Center. When possible, Lessee shall cause its Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within ten
(10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. Utilities. Lessee shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon. If any such utilities or services are not separately metered to the Premises or separately billed to the Premises, Lessee shall pay to Lessor a reasonable proportion to be determined by Lessor of all such charges jointly metered or billed with other premises in the Building, in the manner and within the time periods set forth in Paragraph 4.2(d).

12. Assignment and Subletting.

12.1    Lessor's Consent Required.

(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assign") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent given under and subject to the terms of Paragraph 36.

(b) A change in the control of Lessee shall constitute an assignment requiring Lessor's consent. The transfer, on a cumulative basis, of twenty-five per- cent (25%) or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee, as hereinafter defined, by an amount equal to or greater than twenty-five percent (25%) of such Net Worth of Lessee as it was represented to Lessor at the time of full execution and delivery of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such relocation. at whichever time said Not Worth of Lessee was or is greater, shall be considered an assignment of this Lease by Lessee to which Lessor may reasonably withhold its consent. "Net Worth of Lessee" for purposes of this Lease shall be the net worth of Lessee (excluding any Guarantors) established under generally accepted accounting principles consistently applied.

(d) An assignment or subletting of Lessee's interest in this Lease without Lessor's specific prior written consent shall, at Lessor's option, be a Default curable a-ler notice per Paragraph 13.1, or a non-curable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unconsented to assignment or subletting as a non-curable Breach, Lessor shall have the right to either: (i) terminate this Lease, or (ii) upon thirty (30) days' written notice ("Lessor's Notice"), increase the monthly Base Rent for the Premises to the greater of the fair market rental value of the Premises, as reasonably determined by Lessor, or one hundred ten percent (110%) of the Base Rent then in effect. Pending determination of the new fair market rental value, if disputed by Lessee, Lessee shall pay the amount set forth in Lessor's Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to the then fair market value as reasonably determined by Lessor (without the Lease being considered an encumbrance or any deduction for depreciation or obsolescence, and considering the Premises at its highest and beat use and in good condition) or one hundred ten percent (110%) of the price previously in effect, (ii) any index-oriented rental or price adjustment formulas contained 'n this Lease shall be adjusted to require that the base index be determined with reference to the index applicable to the time of such adjustment, and (iii) any fixed rental adjustments scheduled during the remainder of the Lease term shall be increased in the same ratio as the new rental bears to the Base Rent in effect immediately prior to the adjustment specified in Lessor's Notice.

(e) Lessee's remedy for any breach of this Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

12.2 Terms and Conditions Applicable to Assignment and Subletting.

(a) Regardless of Lessor's consent, any assignment or subletting shall not (i) be effective without the express written assumption by such assignee or sublessee of the obligation- of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, nor (iii) alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

(b) Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent for performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies '.or the Default or Breach by Lessee of any of the terms, covenants or conditions of !his Lease.

(c) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the assignee or sublessee. However, Lessor @nay consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable under this Lease or the sublease and without obtaining their consent, and such action shall not relieve such pe,Fons from liability under this Lease or the sublease.

(d) In the event of any Default or Breach of Lessee's obligation under this Lease, Lessor may proceed directly against Lessee, any Guarantors or any- one else responsible for the performance of the Lessee's obligations under this Lease, including any sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or subleases, including but not limited to the intended use and/or required modification of the Premises, if any, together with a non-refundable deposit of $1,000 or ten percent (10%) of the monthly Base Rent applicable to the portion of the Premises which is the subject of the proposed assignment or sublease, whichever IF greater, as reasonable consideration for Lessor's considering and processing the request for consent. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation heroin to be observed or per-formed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

(g) The occurrence of a transaction described In Paragraph 12.2(c) shall give Lessor-tbe-dghL-(but not the obligation) to require that the Security Deposit be increased by an amount equal to six (6) times the tokamak and Lessor may make the actual receipt by Lessor of the Security Deposit Increase a condition to Lessor's consent to such transaction.

(h) Lessor, as a condition to giving its consent to any assignment or subletting, may require that the amount and adjustment schedule of the rent payable under this Lease be adjusted to what is then the market value and/or adjustment schedule for property similar to the Premises as then constituted, as determined by Lessor.

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee's obligations under this Lease, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of the foregoing provision or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a subleases, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such Sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against such sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said subleases to Lessor.

(b) In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sub- lessee to such sublessor or for any other prior defaults or breaches of such sublessor under such sublease.

(c) Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.

(d) No sublessee under a sublease approved by Lessor shall further assign or sublet all or any part of the Premises without Lessors prior written consent.
(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13. Default; Breach; Remedies.

13.1 Default; Breach. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as hereinafter defined), $350.00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said default. A "Default" by Lessee is defined as a failure by Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "Breach" by Lessee is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

(a) The vacating of the Premises without the intention to reoccupy same, or the abandonment of the Premises.

(b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent, Lessee's Share of Common Area Operating Expenses, or any other monetary payment required to be made by Lessee hereunder as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three
(3) days following written notice thereof by or on behalf of Lessor to Lessee.

(c) Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (I) compliance with Applicable Requirements per Paragraph 6.3, (ii) the inspection, maintenance and service contracts required under Paragraph 7.1 (b), (iii) the rescission of an unauthorized assignment or subletting per Paragraph 12. 1, (iv) a Tenancy Statement per Paragraphs 16 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30,
(vi) the guaranty of the performance of Lessee's obligations under this Lease if required under Paragraphs 1.11 and 37, (vii) the execution of any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this lease, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Lessor to Lessee.

(d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof that are to be observed, complied with or performed by Lessee, other than those described in Subparagraphs 13.1 (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty 30 day period and thereafter diligently prosecutes such cure to completion.

(e) The occurrence of any of the following events: (i) the making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee's becoming a 'debtor" as defined in 11 U.S. Code Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this Subparagraph 13.1 (a) is contrary to any applicable law, such provision shall be of no force or effect, and shall not affect the validity of the remaining provisions.

(f) The discovery by Lessor that any financial statement of Lessee or of any Guarantor, given to Lessor by Lessee or any Guarantor, was materially false.

(g)  If the performance of Lessee's obligations under this Lease is guaranteed:
(i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory breach basis, and Lessee's failure, within sixty (60) days following written notice by or on behalf of Lessor to Lessee of any such event, to provide Lessor with written alternative assurances of security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2 Remedies. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its own option, may require all future payments to be made under this Lease by Lessee to be made only by cashier's check. In the event of a Breach of this Lease by Lessee (as defined in Paragraph 13.1), with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

(a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (II) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided;
(iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco or the Federal Reserve Bank District in which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph 13.2. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period is required under Subparagraph 13.1 (b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by Subparagraph 13.1 (b),(c) or (d). In such case, the applicable grace period under the unlawful detainer statue shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Continue the Lease and lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. Lessor and Lessee agree that the limi-tations on assignment and subletting in this Lease are reasonable. Acts of maintenance or preservation, efforts to relat the Premises, or the appointment of a receiver to protect the Lessor's interest under this Lease, shall not constitute a termination of the Lessee's right to possession.

(c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

(d) The expiration or termination of this Lease and / or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

13.3 Inducement Recapture In Event of Breach. Any agreement by Lessor for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "Inducement Provisions" shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Lessee during the term hereof as the same may be extended. Upon the occurrence of a Breach (as defined in Paragraph 13.1) of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or allect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, are recoverable by Lessor, as additional rent due under this Lease, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this Paragraph 13.3 shall not be def)rned a waiver by Lessor of the provisions of this Paragraph 13.3 unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs Include, but are not lim4ed to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or dead of trust.@tovering the Premises' Accordingly, if any installment of rent or other sum due from Lessee shall not be received by Lessor or Lessor's designee within tan (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will Incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

13.5 Breach by Lessor. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by any Lender(s) whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafterdiii- gently pursued to completion.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the portion of the Common Areas designated for Lessee's parking, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution of value of the leasehold or for the taking of the

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fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above Lessee's Share of the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation authority. Lessee shall be responsible for the payment of any amount in excess of such not severance damages required to complete such repair. 15. Brokers' Fees.

15.1 Procuring Cause. The Broker(s) named in Paragraph 1.10 is/are the procuring cause of this Lease.

15.2 This Paragraph has been intentionally omitted.

15.3 Assumption of Obligations. Any buyer or transferee of Lessor's interest in this Lease, whether such transfer is by agreement or by operation of law shall be deemed to have assumed Lessor's obligation under this Paragraph 15. Each Broker shall be an intended third party beneficiary of the provisions of Paragraph 1.10 and of this Paragraph 15 to the extent of its interest in any commission arising from this Lease and may enforce that right directly against Lessor and its successors.

15.4 Representations and Warranties. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder other than as named in Paragraph 1.10(a) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Broker(s) is entitled to any commission or finder's fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnity, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, and/or attorneys' fees reasonably incurred with respect thereto.

16.  Tenancy and Financial Statements.

16.1    Tenancy Statement. Each Party (as "Responding Party") shall within ten
(10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in a form similar to the then most current "Tenancy Statement" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

16.2 Financial Statement. If Lessor desires to finance, refinance, or sell the Premises or the Building, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Lessor's Liability. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the too title to the Premises. In the event of

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a transfer of Lessor's title or interest in the Premises or iii this Lease,
Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15.3, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereatterto be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severablility. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Interest on Past-Due Obligations. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within tan (10) days following the date on which it was due, shall bear interest from the date due at the prime rate charged by the largest state chartered bank in the state in which the Premises are located plus four percent (4%)^pp@rqr)nurn, but not exceeding the maximum rate allowed by law, in addition to the potential late charge provided for in Paragraph 13.4.

20. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22. No Prior or other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement, or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. Each Broker shall be an intended third party beneficiary of the provisions of this Paragraph 22.

23.  Notices.

23.1 Notice Requirements. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given If served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

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

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date Is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission there- of, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or any other term, covenant or condition hereof. Lessor's consent to, or approval of, any such act shall not be doomed to ronder unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any Default or Breach by Lessee of any provision hereof. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to In writing by Lessor at or before the time of deposit of such payment.

25.  This Paragraph has been intentionally omitted.-

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. In the event that Lessee holds over in violation of this Paragraph 26 then the Base Rent payable from and after the time of the expiration or earlier termination of this Lease shall be increased to two hundred percent (200%) of the Base Rent applicable during the month Immediately preceding such expiration or earlier termination. Nothing contained herein shall be construed as a consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.  Subordination; Attarnment; Non-Disturbance.

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30.1   Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, dead of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default pursuant to Paragraph 13.5. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires owner- ship of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (I) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (II) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (III) be bound by prepayment of more than one month's rent.

30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a 'non-disturbance agreement') from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, adornment and/or non-disturbance agreement as is provided for herein.

31. Attorneys' Fees. If any Party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as here- after defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. Lessor shall be entitled to attorneys' fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced In connection with such Default or resulting Breach. Broker(s) shall be intended third party beneficiaries of this Paragraph 31.

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32.  Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, atid making such alterations, repairs improvements or additions to the Premises or to the Building, as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises or Building any ordinary 'For Sale' signs and Lessor may at any time during the last one hundred eighty (180) days of the term hereof place on or about the Premises any ordinary 'For Lease' signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. Signs. Lessee shall not place any sign upon the exterior of the Premises or the Building, except that Lessee-may, with Lessor's prior written Consent, install (but not on the roof) such signs as are reasonably required to advertise Lessee's own business so long as such signs are in a location designated by Lessor and comply with applciable signage criteria established by the Industrial; Center by Lessor. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance,. Repairs, Utility Installations, Trade Fixtures and Alterations). Unless otherwise expressly agreed herein, Lessor reserves all rights to the use of the roof of the Building, and the right to install advertising signs on the Building, including the roof, which do not unreasonably interfere with the conduct of Lessee's business; Lessor shall be entitled to all revenues from such advertising signs.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lessor estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lessor interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36.  Consents.

(a)  Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein,
wherever in this Lease the consent of a Party is required to an act by     or
for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefor. In addition to the deposit described in Paragraph 12.2(e), Lessor may, as a condition to considering any such request by Lessee, require that Lessee deposit with Lessor an amount of money (in addition to the

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

Security Deposit hold under Paragraph 5) reasonably calculated by Lessor to represent the cost Lessor will incur in considering and responding to Lessee's request. Any unused portion of said deposit shall be refunded to Lessee without interest. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

(b) All conditions to Lessor's consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor's consent shall not preclude the impositions by Lessor at the time of consent of such further or other conditions as are then reason-able with reference to the particular matter for which consent is being given.

37.  Guarantor.

37.1 Form of Guaranty. If there are to be any Guarantors of this Lease per Paragraph 1.11, the form of the guaranty to be executed by each such Guarantor shall be in the form most recently published by the American Industrial Real Estate Association, and each such Guarantor shall have the same obligations as Lessee under this lease, including but not limited to the obligation to provide the Tenancy Statement and information required in Paragraph 16

37.2 Additional Obligations of Guarantor. It shall constitute a default of the Lessee under this Lease if any such Guarantor fails or refuses, upon reason-able request by Lessor to give: (a) evidence of the due execution of the guaranty called for by this Lease, including the authority of the Guarantor (and of the party signing on Guarantor's behalf) to obligate such Guarantor on said guaranty, and resolution of its board of directors authorizing the making of such guaranty, together with a certificate of incumbency showing the signatures of the persons authorized to sign on its behalf, (b) current financial statements of Guarantors may from time to time be requested by Lessor, (c) a Tenancy Statement, or (d) written confirmation that the guaranty is still in off act,

38. Quiet Possession. Upon payment by Lessee of the rent for the Premises and the performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39.  Options.

39.1 Definition. As used in this Lease, the word "Option" has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Lessor or the right of first offer to lea-se other property of Lessor; (e) the right to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first off or to purchase the Premises, or the right to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor, or the right of first offer to purchase other property of Lessor.


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39.2   Options Personal to Original Lessee. Each Option granted to Lessee in this Lease is personal to the original Lessee named in Paragraph 1.1 hereof, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Lessee while the original Lessee is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Options, if any, herein granted to Lessee are not assignable, either as a part of an assignment of this Lease or separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise.

39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

39.4   Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Paragraph 13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid (without regard to whether notice thereof is given Lessee), or (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessor has given to Lessee three
(3) or more notices of separate Defaults under Paragraph 13.1 during the twelve
(12) month period immediately preceding the exercise of the Option, whether or not the Defaults are cured.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a)

(c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessor gives to Lessee three (3) or more notices of separate Defaults under Paragraph 13.1 during any twelve (12) month period, whether or not the Defaults are cured, or
(iii) if Lessee commits a Breach of this Lease.

40. Rules and Regulations. Lessee agrees that it will abide by, and keep and observe all reasonable rules and regulations ('Rules and Regulations') which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees.

41. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. Reservations. Lessor reserves the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights of way, utility raceways, and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way, utility race- ways, dedications, maps and restrictions do not reasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to off actuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment 'under protest' and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. Authority. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

45. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Offer. Preparation of this Lease by either Lessor or Lessee or Lessor's agent or Lessee's agent and submission of same to Lessee or Lessor shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. The Parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional insurance company or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

48. Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee. Assignment Of Parking By Lessor. In the event Lessor finds it necessary, in Lessor's sole judgement, to assign or reassign vehicle spaces on those portions of the Common Areas designated by Lessor for parking in order to prevent disputes between tenants, then and in that event Lessor may do so and Lessee agrees to abide by Lessor's decision on assigned spaces, and to park only in such spaces and, in addition, to abide by Paragraph 2.6 of this Lease.

50. No Automotive Work To Be Performed In Parking Lot. Lessee agrees that no parking spaces, parking areas, or other Common Areas will be used for conducting automotive repair, overnight parking of vehicles, or storage of vehicles. Use of parking spaces in the Common Areas for conducting automotive repair, overnight parking, or storage of vehicles shall be deemed to be a material breach of this Lease and a violation of Lessor's Rules and Regulations. In the event that any unauthorized automotive repair, overnight parking, or storage of vehicles shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the vehicle(s) at the vehicle owner's expense.

51. No Outside Storage or Use of Common Area. Lessee agrees that Lessee will not use the common area outside the building for storage or for work. All metal scrap and waste storage, storage of parts, storage of materials, and work shall take place inside the Premises.

52. Lessee Must Not Violate C. C. & R.'s. The covenants, conditions, and restrictions ("C. C. & R.'s") for the industrial tract in which the Premises are located are attached to this Lease as Exhibit "C. Lessee warrants that Lessee has read, understands, and approves of the C. C. & R.'s. Furthermore, Lessee agrees to abide by, adhere to, and obey all of these covenants, conditions, and restrictions. Any failure of Lessee to abide by the covenants, conditions, and restrictions will be conclusively deemed to be a material breach of this Lease.

53. Trash Container. Lessee is to supply trash containers for packaging materials, wood scrap, sawdust, liquid wastes, metal scrap and other waste materials which are to be disposed of. Lessee agrees that Lessee will, at Lessee's sole expense, supply bins, and/or waste containers for these and other wastes generated by Lessee's business operations. These bins and/or containers will remain inside the Premises at all times. It is understood that the trash bins provided in the trash enclosures in the Common Area are for office waste only. No manufacturing, packaging, used parts, sawdust, wood scraps, metal scrap, or waste products of any kind (except office wastes) are to be disposed of in the Common Area bins or trash enclosures.

54.  Rent Escalations During Lease Term. The Base Rent as set forth in Paragraph
1.5 of this Lease will increase to $2,111.50 per month at the beginning of the 13th month of the Lease term. At the beginning of the 25th month the Base Rent will increase to $2,174.84 per month.

55. WAIVER OF COUNTERCLAIMS AND TRIAL BY JURY. LESSOR AND LESSEE EACH WAIVES ITS RIGHT TO TRIAL BY JURY IN AN ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER (EXCEPT FOR PERSONAL INJURY OR PROPERTY DAMAGE) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LESSOR AND LESSEE, LESSEE'S USE OR OCCUPANCY OF THE PREMISES, AND ANY EMERGENCY STATUTORY OR ANY OTHER STATUTORY REMEDY. IF LESSOR COMMENCES ANY ACTION OR PROCEEDING IN WHICH LESSOR SEEKS REPOSSESSION OF THE PREMISES FROM LESSEE, LESSEE SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE.

LESSOR'S                               LESSEE'S
INITIALS                               INITIALS

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR YOUR ATTORNEY'S REVIEW AND APPROVAL. FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY FOR THE POSSIBLE PRESENCE OF ASBESTOS, UNDERGROUND STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKERS OR THEIR CONTRACTORS, AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSE- QUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.
Executed at: Santa Monica, California        Executed at: Sherman Oaks, CA
On: May 8, 1998                              on: 5/4/98
                                             Fed. ID # 95-4516364


By LESSOR:                                         By LESSEE:
BRADMORE REALTY INVESTMENT COMPANY, LTD.           DCH TECHNOLOGY, INC., a California
Corporation

By: /s/ John M. Bohn                               By: /s/ W. L. FIRESTONE
Name printed: John M. Bohn                         Name Printed: Bill Firestone
Title: General Partner                             Title: President
By:                                                By: /s/ DAVID A. WALKER
Name Printed:                                      Name Printed: David Walker
Title:                                             Title: Vice President - Operations
Address: 721 Santa Monica Boulevard                Address: 14241 Ventura Blvd #208
Santa Monica, CA 90401-2685                        Sherman Oaks, CA 91423
Telephone: (310) 393-9688                          Telephone: (818) 385-0400
Facsimile: (310) 393-6065                          Facsimile: (818) 385-0849
BROKER:                                            BROKER:
J.M. Pearson & Associates
Executed at: Valencia, CA                          Executed at:
On: 5-5-98                                         On:
By: /s/ STEPHEN B. ROBERTSON                       By:
Name Printed: Stephen B. Robertson                 Name Printed:
Title Senior Vice President                        Title:
Address:                                           Address:

Telephone: (805) 255-3939                          Telephone:
Facsimile: (805) 255-1134                          Facsimile:

NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 South Flower Street, Suite WO, Los Angeles, CA 90017.(213) 687-8777.

ADDENDUM TO
STANDARD INDUSTRIAL LEASE

DATE: April 28, 1997
BY AND BETWEEN: BRADMORE REALTY INVESTMENT COMPANY, LTD.,AS LESSOR, AND DCH TECHNOLOGY, INC., a California corporation, AS LESSEE.

56.  Lessor's Option to Cancel on Assignment or Sublease by Lessee

(a) In the event that Lessee or any sublessee or assignee of Lessee (all hereinafter referred to as "Lessee"), shall intend to sublet all or a portion of the Premises (which portion is more than 40% of the square footage in any building on the Premises or more than 40% of the entire Premises and which sublease is for more than a one year term including options) or assign its interest under this Lease then Lessee shall give to Lessor written notice of such intent (hereinafter 'Notice of Intent") in strict accordance with the procedures hereinafter set forth.

(b) Lessee's Notice of Intent shall set forth the date (hereinafter "Termination Date") upon which it is intended that a proposed sublease or assignment would become effective. The Termination Date shall not be less than ninety days nor more than one hundred twenty days from the date that Lessor receives the Notice of Intent. Within twenty days after Lessors receipt of the Notice of Intent, Lessor may give written notice to Lessee that Lessor elects to terminate this Lease effective as of the Termination Date. If Lessor shall elect to terminate this Lease, then neither Lessor nor Lessee shall be liable to the other for any reason having to do with this Lease from and after the Termination Date except for matters which may have arisen prior to termination and obligations of Lessee that exist upon termination.

(c) In the event that Lessor does not exercise its right to terminate this Lease and in the event that Lessee does not in fact execute a final and binding sublease or assignment within one hundred twenty days after said Termination Date, then Lessee shall be obligated to give another Notice of Intent to Lessor before Lessee may assign or sublease and the terms of this addendum shall reapply. The failure of Lessor to exercise its right to terminate this Lease under this paragraph shall not be deemed a waiver of the right to subsequently terminate this Lease in accordance with the terms hereof, and this option to cancel shall continue to exist during the entire term of this Lease and any extension thereof.

(d) Lessor's failure to exercise its option to cancel this Lease, shall not be deemed a waiver of Lessor's right to approve or disapprove of any assignment or subletting as provided for in paragraph 12.1 of this Lease.

57. Additional HVAC Allowance. Lessor will provide Lessee with a "Additional HVAC Allowance" of not to exceed $4,000.00,to be used for the installation of additional heating, ventilating, and air conditioning ("Additional HVAC") in the Premises. The Lessee will be responsible for employing and supervising all contractors and subcontractors required to accomplish the Additional HVAC installation. All costs of the Additional HVAC in excess of the Additional HVAC Allowance will be paid by Lessee. The Additional HVAC Allowance will Include the cost of any removal as well as the cost of now HVAC systems. Payment of the Additional HVAC Allowance or parts thereof will be made by Lessor upon receipt of approved invoices and mechanic lien releases from Lessee. Checks issued will be jointly payable to Lessee and Lessee's contractor and/or material men.

ADDENDUM TO STANDARD INDUSTRIAL LEASE
DATE: April 28, 1997
BY AND BETWEEN: BRADMORE REALTY INVESTMENT COMPANY, LTD.,AS LESSOR, AND DCH TECHNOLOGY, INC., a California corporation, AS LESSEE.

Paragraph 58.

A. OPTION(S) TO EXTEND:

Lessor hereby grants to Lessee the option to extend the term of this Lease for 2 additional 36 month period(s) commencing when the prior term expires upon each and all of the following terms and conditions:

(1) In order to exercise an option to extend, Lessee must give written notice of such election to Lessor and Lessor must receive the same at least 6 but not more than 9 months prior to the date that the option period would commence, time being of the essence. If proper notification of the exercise of an option--is not given and/or received, such option shall automatically expire. Options (if there are more than one) may only be exercised consecutively.

(ii) The provisions of paragraph 39, including those relating to Lessee's Default set forth in paragraph 39.4 of this Lease, are conditions of this Option.

(iii) Except for the provisions of this Lease granting an option or options to extend the term, all of the terms and conditions of this Lease except where specifically modified by this option shall apply.

(iv) This Option is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and without the intention of thereafter assigning or subletting.

(v) The monthly rent for each month of the option period shall be calculated as follows, using the method(s) indicated below: (Check Method(s) to be Used and Fill in Appropriately)

1. Cost of Living Adjustment(s) (COLA)

a. On (Fill in COLA Dates): June 1, 2002, June 1, 2004, June 1, 2005 and at the beginning of each twelve (12) month period thereafter the Base Rent shall be adjusted by the change, if any, from the Base amount specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for CPI W , for (Fill in Urban Area): Los Anelege - Anaheim - Riverside All Items (1982-1984 = 100), herein referred to as "CPI"
b. The monthly rent payable in accordance with paragraph A.I.a. of this Addendum shall be calculated as follows: the Base Rent set forth in paragraph 1.5 of the attached Lease, shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar months prior to the month(s) specified in paragraph A.I.a. above during which the adjustment is to take effect, and the denominator of which shall be the GPI of the calendar month which is two months prior to MRV Adjustment Date. The sum so calculated shall constitute the new monthly rent hereunder, but in no event, shall any such new rent be less than the rent payable for the month immediately preceding the rent adjustment.

C. In the event the compilation and/or publication of the CPI shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the CPI shall be used to make such calculation. In the event that the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said Association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitration shall be paid equally by the Parties.

II.       Market Rental Value Adjustment(s) (MRV)

a. On (Fill in MRV Adjustment Date(s)) June 1 2001, June 1 2004 the Base Rent shall be adjusted to t e "Market Rental Value" of the property as follows:
1) Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached, within thirty days, then:

(a) Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next thirty days. Any associated costs will be split equally between the Parties, or
(b) Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:
(1) Within fifteen days thereafter, Lessor and Lessee shall each select an appraiser ("Consultant") of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.

ADDENDUM TO STANDARD INDUSTRIAL LEASE

DATE: April 28, 1997
BY AND BETWEEN: BRADMORE REALTY INVESTMENT COMPANY, LTD.,AS LESSOR, AND DCH TECHNOLOGY, INC., a California corporation, AS LESSEE.

(ii) The three arbitrators shall within thirty days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessors or Lessee's submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.
(111) If either of the Parties falls to appoint an arbitrator within the specified fifteen days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.
(iv) The entire cost of such arbitration shall be paid by the patty whose submitted MRV is not selected, la. the one that is NOT the closest to the actual MRV.
2) Notwithstanding the foregoing, the new MRV shall not be less than the rent payable for the month immediately preceding the rent adjustment.
b.     Upon the establishment of each New Market Rental Value:
1) the new MRV will become the new 'Base Rent' for the purpose of calculating any further Adjustments, and
2) the first month of each Market Rental Value term shall become the new 'Base Month' for the purpose of calculating any further Adjustments.
B.     NOTICE:
Unless specified otherwise herein, notice of any rental adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.

ADDEMDUM TO STANDARD INDUSTRIAL LEASE
DATE: April 28, 1997
BY AND BETWEEN: BRADMORE REALTY INVESTMENT COMPANY, LTD.,AS LESSOR, AND DCH TECHNOLOGY, INC., a California corporation, AS LESSEE.

EXHIBIT A

ADDEMDUM TO STANDARD INDUSTRIAL LEASE
DATE: April 28, 1997
BY AND BETWEEN: BRADMORE REALTY INVESTMENT COMPANY, LTD.,AS LESSOR,

AND DCH TECHNOLOGY, INC., a California corporation, AS LESSEE.

EXHIBIT B

ADDEMDUM TO STANDARD INDUSTRIAL LEASE
DATE: April 28, 1997
BY AND BETWEEN: BRADMORE REALTY INVESTMENT COMPANY, LTD.,AS LESSOR, AND DCH TECHNOLOGY, INC., a California corporation, AS LESSEE.

EXHIBIT C

C.C.&R.'S

NOTE: The following exhibit is a re-typed copy of the original recorded documents. The recorder's stamp, signatures of the authorized agents of the Valencia Company, and the notary's verification the signatures are scanned copies of the original. The text of the document is retyped but otherwise unchanged.

ADDEMDUM TO STANDARD INDUSTRIAL LEASE
DATE: April 28, 1997
BY AND BETWEEN: BRADMORE REALTY INVESTMENT COMPANY, LTD.,AS LESSOR, AND DCH TECHNOLOGY, INC., a California corporation, AS LESSEE.

EXHIBIT D

VALENCIA INDUSTRIAL CENTER
DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS
PREAMBLE
This DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS is made and entered into as of this 11th day of July, 1985, by VALENCIA,,COMPANY, a division of The Newhall Land.and Farming Company (a California Limited Partnership), as owner, of that certain real property located in the County of Los Angeles, State of California, as more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference.

The real property described in Exhibit "A" is a part of a larger land area owned by VALENCIA COMPANY, which is being developed as a planned community, named Valencia. The real property which is the subject of this DECLARATION OF COVENANTS, CONDITIONS, AND RESTRICTIONS is known as VALENCIA INDUSTRIAL CENTER.

VALENCIA INDUSTRIAL CENTER is being developed as a planned industrial complex which will provided employment opportunities for the residents of Los Angeles County and the surrounding areas. VALENCIA COMPANY intends that the design and development as well as the continuing use and operations of the real property subject to this DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS shall be consistent with the aims and ideals of Valencia. It is the purpose of this DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS to provide the means for maintaining and controlling such development and use so that the design and integrity and amicable environment of Valencia will be maintained. This DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS, is designed to compliment local government and municipal regulations and where conflicts occur, it is intended that the most rigid requirements shall prevail. It is assumed that the owners and users of industrial sites in the VALENCIA INDUSTRIAL CENTER will be motivated to preserve these qualities through mutual cooperation and by enforcing not only the letter but the spirit of this DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS.

IN WITNESS WHEREOF, VALENCIA COMPANY, has executed this DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS the day and year first above written. VALENCIA COMPANY@, A division of The Newhall Land and Farming Company


By
Authorized Agent

By
Authorized Agent

ADDEMDUM TO STANDARD INDUSTRIAL LEASE
DATE: April 28, 1997
BY AND BETWEEN: BRADMORE REALTY INVESTMENT COMPANY, LTD.,AS LESSOR, AND DCH TECHNOLOGY, INC., a California corporation, AS LESSEE.

EXHIBIT D
STATE OF CALIFORNIA
COUNTY OF LOS ABGELES
On this 11th Day of July, 1985, before the undersigned a notary public in and for the State of California personally appeared Thomas E. Dickman and Donald E. Puente, the authorized agents, respectively of VALENCIA COKPANY a Division of THE NEWHALL LAND AND FARMING COMPANY (a California Limited Partnership), personally known to be (or proved to me on the basis of satisfactory evidence) to be the persons who executed the within instrument on behalf of VALENCIA COTAPANY, the division that executed the within instrument on behalf of said partnership, and acknowledged to me that VALENCIA COMPANY executed the same on behalf of said partnership and acknowledged to me that; said VALENCIA COMPANY and said partnership executed the same pursuant to the Limited Partnership Agreement of said partnership.
WITNESS MY HAND AND OFFICIAL SEAL
Debbi Landaker
NOTARY PUBLIC IN AND FOR SAID STATE
LCO ANCEUS COU#M

ADDEMDUM TO STANDARD INDUSTRIAL LEASE
DATE: April 28, 1997
BY AND BETWEEN: BRADMORE REALTY INVESTMENT COMPANY, LTD.,AS LESSOR, AND DCH TECHNOLOGY, INC., a California corporation, AS LESSEE.

EXHIBIT D

ARTICLE I DEFINITIONS

Unless the context otherwise specifies or requires, the terms defined in this
Article I shall, for all purposes for this DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS have the meanings herein specified.

ARCHITECT The term "Architect" shall mean a person holding a certificate to practice architecture in the State of California under authority of Division 3, Chapter 3 of the Business and Professions Code of the State of California, or under such other sections as may hereafter regulate the practice of architecture in the State of California.

BENEFICIARY The term "Beneficiary" shall mean a mortgagee under a mortgage, as well as a beneficiary under a deed of trust.

DECLARANT The term "Declarant" shall mean VALENCIA COMPANY, a division of The Newhall Land and Farming Company (a California Limited Partnership), and all of its successors, assigns, or designees who shall assume the obligations provided for herein, and to whom Declarant shall specifically assign in writing the right to enforce these restrictions provided for herein.

DECLARATION The term "Declaration" shall mean this DECLARATION OF COVENANTS, CONDITIONS, AND RESTRICTIONS.

DEED OF TRUST The term "Deed of Trust" or "Trust Deed" shall mean a mortgage as well as a deed of trust.

FILE The term "File" shall mean, with reference to any subdivision map, the filing of said map in the Office of the Recorder of the County of Los Angeles, State of California.

IMPROVEMENTS The term "Improvements" shall include buildings 'outbuildings, roads, driveways, parking areas, fences, screening walls and barriers, retaining walls, stairs, decks, hedges, windbreaks, plantings, planted trees and shrubs, poles, signs, loading areas and all other structures or landscaping improvements of every type and kind, and any replacements, additions, repairs or alterations thereto of any kind whatsoever.

OWNER The term owner shall mean each and every owner of the real property or any portion thereof or interest therein during the term of its ownership and each lessee or other occupant in possession thereof as may be appropriate under the context.

MORTGAGEE The term "Mortgagee" shall mean a beneficiary under, or a holder of a deed of trust as well as a mortgage.

OFFICE BUILDING(S) AND HIGH-TECH BUILDING S) The term "Office Building(s) and High-Tech Building(s)" shall mean buildings improved with a high percentage of offices and/or suites, used primarily for non-warehousing types of purposes and requiring a substantially greater amount of parking than buildings) used primarily for warehousing types of purposes.

REAL PROPERTY The term "Real Property" shall mean all or any portion of the property subject to the terms and provisions of the Declaration, including the real property described in Exhibit "A" attached hereto and such additional property that shall from time to time hereafter become subject to the Declaration, in accordance with the provisions contained in Section 2.2 hereafter.

RECORD; RECORDED The term "Record" shall mean, with respect to any document, the recordation of said document in the Office of the County Recorder of the County of Los Angeles, State of California.

SITE The term "Site" shall mean an area of land shown as one lot on a recorded subdivision map or so designated in a deed or lease in which Declarant is the grantor or lessor included within the real property described in Exhibit "A" or added thereof pursuant to Article 11 hereafter. If an easement or easements over any portion or portions of a Site established by recorded plan or recorded instrument is or are reserved by Declarant for any purpose whatsoever, the area of such portion or portions shall be included in computing the area of that Site. If subsequent to the establishment of a Site by recorded plan or recorded instrument, any portion or portions thereof are, for railroad, street, highway, utility or public purpose, taken by right of eminent domain, or deed in lieu thereof, or dedicated or conveyed pursuant to reservation by Declarant, the area of such portion or portions shall continue to be included thereafter in computing the area of that Site.

SUBDIVISION The term "Subdivision" shall mean the division of any Site or Sites of improved or unimproved property, or any portion thereof, shown on the latest equalized county assessment roll as a unit or as contiguous units, for the purpose of sale, lease, or financing whether immediate or future, in accordance with the terms and provision of the Subdivision Map Act contained in Section 6641 0 et seq of the California Government Code, and the Los Angeles County Subdivision Ordinance enacted pursuant thereto.

VISIBLE FROM NEIGHBORING SITES The term "Visible from Neighboring Sites" shall mean, with respect to any given object, that such object is or would be visible to a person six feet tall, standing on any part of such neighboring Sites at an elevation no greater than the elevation of the base of the object being viewed.

VALENCIA INDUSTRIAL CENTER The term "Valencia Industrial Center" shall mean all of the real property now or hereafter made subject to the DECLARATION.

VALENCIA INDUSTRIAL CENTER RESTRICTIONS The term "Valencia Industrial Center Restrictions" shall mean the covenants, conditions, and restrictions set forth in this DECLARATION, as it may from time to time be amended and supplemented.

ARTICLE II

PROPERTY SUBJECT TO THE VALENCIA INDUSTRIAL CENTER RESTRICTIONS
SECTION 2.1      GENERAL DECLARATION CREATING VALENCIA
INDUSTRIAL CENTER
DECLARANT hereby declares that all of the real property located in the County of Los Angeles, State of California, described in Exhibit "A", which is attached hereto and incorporated herein by this reference, is and shall be, conveyed, hypothecated, encumbered, leased, occupied, built upon or otherwise used, improved or transferred in whole or in part subject to the VALENCIA INDUSTRIAL CENTER RESTRICTIONS, meaning the covenants, conditions and restrictions set forth in this DECLARATION. All of said covenants, conditions and restrictions are declared and agreed to be in furtherance of a general plan for the subdivision, improvement and sale of said real property and are established for the purpose of enhancing and perfecting the value, desirability and attractiveness of said real property and every part thereof. All of the VALENCIA INDUSTRIAL CENTER RESTRICTIONS shall run with all of said real Property for all purposes and shall be binding upon and inure to the benefit of DECLARANT and all owners, lessees, licensees, occupants and their successors in interest as set forth in this DECLARATION.

SECTION 2.2 ADDITION OF OTHER PROPERTY OWNED BY DECLARANT

A. DECLARANT'S POWER Declarant may at any time during the pendency of this DECLARATION add all or any portion of any property now or hereafter owned by DECLARANT to the real property which is covered by this DECLARATION, AND UPON RECORDING OF A NOTICE OF ADDITION OF PROPERTY CONTAINING AT LEAST THE PROVISIONS SET FORTH IN SECTION 2.2B OF THIS ARTICLE 11, THE PROVISIONS OF THIS DECLARATION specified in said notice shall apply to such added property in the same manner as if it were originally covered by this DECLARATION. Thereafter, to the extent this DECLARATION is made applicable thereto, the rights, powers and responsibilities of DECLARANT and the owners, lessees, licensees and occupants of Sites within such added property shall be the same in the case of the real property described in Exhibit "A".

B. NOTICE OF ADDITION OF PROPERTY The notice of addition of real property referred to in Section 2.2A above shall contain at least the following provisions:
1. A reference to this DECLARATION stating the date of recording hereof and the book or books of the records of Los Angeles County, California, and the page numbers where this DECLARATION is recorded;

2. A statement that the provisions of this DECLARATION, or some specified part thereof, shall apply to such added property;

3.   An exact description of such added property, and

4. Such other or different covenants, conditions and restrictions as DECLARANT shall, in its discretion, specify to regulate and control the use, occupancy and improvement of such added property.

SECTION 2.3 SUBDIVISION OF SITES

There shall be no subdivision of any Site subject to the Valencia Industrial Center Restrictions without the prior written consent to Declarant which consent Declarant may withhold for any reason Declarant in its sole discretion deems reasonable. In addition, further subdivision or division of any Site shall not serve to make the parts into which such Site is subdivided themselves Sites for the purposes hereof in such instances where the prior written approval of the DECLARANT has not been received. The restrictions contained in the Valencia Industrial Center Restrictions shall, in such events, remain applicable to the entire Site as originally defined for the duration hereof.

ARTICLE III REGULATIONS OF IMPROVEMENTS

SECTION 3.1        APPROVAL OF PLANS

No Improvements of any nature whatsoever (including but not limited to any alteration or addition to any Improvements existing from time to time) shall be constructed, erected, placed, altered, maintained or permitted to remain on any Site subject to this DECLARATION until final plans and specifications showing the plot layout, all ingress and egress for persons and vehicles, all vehicle parking, all exterior elevations with materials and colors therefor, exterior signs, exterior hardscape, landscape, and irrigation, walls and fences, shall have first been submitted to and approved in writing by DECLARANT. Such final plans and specifications shall be submitted in writing in duplicate over the authorized signature of the owner, lessee, licensee or other occupant of the Site or his authorized agent. Under no circumstances shall the DECLARANT approve metal-clad buildings of any type or design. All roof equipment including but not limited to heating, air-conditioning and ventilation equipment, antennas and communication equipment shall be so located or screened so as not to be visible from neighboring sites and or adjacent streets. Changes in approved plans which materially affect building size, placement or external appearances shall similarly be submitted to and approved by DECLARANT.

SECTION 3.2 BASIS FOR APPROVAL

Architectural Guidelines as may be amended from time to time to assist in the design and development of an individual Site within Valencia Industrial Center shall be made available from Declarant. Approval by Declarant of Plans and Specifications shall be based, among other things on Site plot plan dimensions, landscaped areas, and building design in conformity and harmony of external design with neighboring structures; effect of location and use of proposed improvements on neighboring Sites; the nature of improvements on neighboring Sites and the types of operations and uses thereof; relation of topography, grade and finish ground elevation of the Site being approved to that of neighboring Sites; proper facing of main elevation with respect to nearby streets and conformity of the plans and specifications to the purpose and general plan and intent of this DECLARATION. DECLARANT shall not arbitrarily or unreasonably withhold its approval of such plans and specifications.

SECTION 3.3 RESULT OF INACTION

If DECLARANT fails either to approve or disapprove such plans and specifications within thirty (30) days after the same have been submitted to it, it shall be conclusively presumed that DECLARANT has approved said plans and specifications; provided, however, that if within said thirty (30) day period, DECLARANT gives written notice of the fact that a reasonable additional period is required for the approval of such plans and specifications, there shall be no presumption that the same are approved until the expiration of the extended period set forth in said notice.

SECTION 3.4 PROCEEDING WITH WORK

Upon receipt of approval of plans and specifications from DECLARANT pursuant to this section, the owner or lessee to whom the same is given shall, as soon as practicable, satisfy all conditions thereof and diligently proceed with the commencement and completion of all approved construction, refinishing, alterations and excavations. In all cases work shall be commenced within one year from the date of such approval. If there is a failure to comply with this paragraph, then the approval given pursuant to this section shall be deemed revoked unless DECLARANT upon request made prior to the expiration of said one year period extends the time for commencing work.

SECTION 3.5 COMPLETION OF WORK

In any event completion, reconstruction, refinishing or alteration of any such improvement shall be within two years after commencement thereof except for so long as such completion is rendered impossible or would result in great hardship due to strikes, fires, national emergencies, natural calamities or other supervening forces beyond the control of the owner, lessee, licensee or occupant or his agents and of a non-financial nature. Failure to comply with this paragraph shall constitute a breach of the VALENCIA INDUSTRIAL CENTER RESTRICTIONS and subject the defaulting party or parties to all enforcement procedures set forth in this a DECLARATION and any other remedies provided by law or in equity.

SECTION 3.6 ESTOPPEL CERTIFICATE

Within thirty (30) days after written demand is delivered to the DECLARANT and upon payment of a reasonable fee established by DECLARANT, there shall be recorded an estoppel certificate executed by DECLARANT and certifying that as of the date thereof either (a) all improvements made or other work done on or within a Site complies with the VALENCIA INDUSTRIAL CENTER RESTRICTIONS or (b) such improvements or work do not comply in which event the certificate shall identify the non-complying improvements or work and set forth with particularity the cause or causes for such non-compliance. Any lessee, purchaser or encumbrancer in good faith for value shall be entitled to rely on said certificate with respect to the matters set forth therein, such matters being conclusive as between the DECLARANT and all such subsequent parties in interest.

SECTION 3.7 LIABILITY

DECLARANT shall not be liable for any damage, loss or prejudice suffered or claimed on account of (a) the approval or disapproval of any plans, drawings and specifications whether or not defective; (b) the construction or performance of any work whether or not pursuant to approved plans, drawings and specifications;
(c) the development of any Site within the VALENCIA INDUSTRIAL CENTER; or (d) the execution and filing of an estoppel certificate pursuant to the preceding paragraph whether or not the facts therein are correct, provided that DECLARANT has acted in good faith. In addition to the foregoing, Declarant makes no representation, warranty or guarantee of any kind whatsoever as to the propriety, feasibility or integrity of any plans, drawings and specifications approved by Declarant pursuant to the provisions contained herein.

SECTION 3.8 REVIEW FEE

A reasonable architectural review fee shall be paid to DECLARANT at such time as plans and specifications are submitted to it for approval. The determination of the exact amount of such fee shall be made from time to time by Declarant.

ARTICLE IV LIMITATIONS ON IMPROVEMENTS

SECTION 4.1     MINIMUM SETBACK LINES AND BUILDING TYPES

No building or parking (except as expressly provided for in Sections 4.2 and 4.3 below) shall be maintained upon any Site within forty (40) feet of any Street, and no building shall be maintained within fifteen (15) feet of the property line of any other Site, nor have exterior walls constructed of other than substantial construction including concrete and masonry, nor shall more than fifty percent (50%), of the area of any Site be built upon; nor shall any building be constructed upon any Site with a roof having a difference in elevation of more than two (2) feet unless approved in the manner hereinafter provided.

SECTION 4.2 OFFICE BUILDINGS AND "HIGH TECH" BUILDINGS

Notwithstanding anything to the contrary contained in Section 4.1 above, any office buildings) and "high-tech" buildings) requiring a greater parking ratio than standard industrial buildings and whose location on the Site has a substantial setback from the street, may request a variance of the parking restriction within the forty (40') feet setback area from any street, provided a minimum of twenty-five (25') feet from the street curb is mounded or bermed to a height of not less than four (4') feet and landscaped so as to assure that all automobile parking within forty (40') feet setback area is hidden from view from the street. Similarly, owners of Sites bordering dedicated streets on two sides may likewise request a variance of the forty (40') feet setback area on one street frontage (that being the street away from the buildings) or improvements) front) provided a minimum of twenty-five (25') feet from the street curb is mounded or bermed to a height of not less than four (4') feet and landscaped so as to assure that all automobile parking within the forty (40') feet setback area is hidden from view from the street. Nothing indicated herein shall be construed so to permit the granting of a variance providing for a landscaped setback area of less than twenty-five (25') feet within the Valencia Industrial Center.

SECTION 4.3 USE OF SETBACK AREAS

Within the required setback area from streets there shall be maintained on each Site only paved walkways, paved driveways (hardscape), and lawns and landscaping, with the surface of each Site not covered by improvements being at all times maintained so as to be dust free. At least two-thirds (2/3) of the surface of the required setback area from streets shall be maintained in landscaping.

SECTION 4.4 LANDSCAPING

Every Site on which a building shall have been placed shall have landscape and exterior hardscape constructed in accordance with plans and specifications submitted to and approved by DECLARANT pursuant to Section 3.1 above. With the exception of those areas planted in shrubs or trees, the landscaped areas shall be maintained in grass lawn or approved ground cover. Landscaping and hardscape as approved by DECLARANT shall be installed within thirty (30) days of occupancy or completion of the building, whichever occurs first, unless DECLARANT approved in writing another completion date. After completion such landscaping and hardscape shall at all times be maintained in an attractive and well-kept condition.

SECTION 4.6 DRAINAGE

No water shall be drained or discharged from any Site or Improvements thereon, and no Owner shall interfere with the drainage established as of the date of this Declaration, in or over the remainder of the real property or any other property adjacent to such Site, except in accordance with plans therefor approved by all public agencies having jurisdiction; provided that no water shall be drained or discharged at any time onto or diverted from any adjacent properties owned by the Declarant.

SECTION 4.6       SIGNS

A. No signs projecting above the highest point on the roof line of any building or employing letters exceeding four (4) feet in height shall be used. No more than two business identification signs shall be used on any Site and no signs shall be painted on any structure. No flashing or moving lights shall be used.

B. No signs shall be permitted other than those identifying the name, business and products of the person or firm occupying the premises constructed on any Site and those offering the premises for sale or for lease. The size and style of sale or lease signs shall first be approved by DECLARANT in writing. No more than one sign relating to the sale or leasing of the Site may be used, and such sign shall not exceed fifteen (15) square feet. Monument signs identifying each building shall be encouraged however, the design, colors, materials and size shall first be approved by DECLARANT.

C. Notwithstanding anything to the contrary contained in this Section 4.6, multi-tenant buildings shall be permitted one Tenant Directory sign for each building. Said sign shall not exceed twelve (12) square feet and shall be approved by DECLARANT in writing as to design, color and location of the sign on each Site.

D.   The location of all signs shall first be approved by DECLARANT.

E. Signs and identifying markings on buildings or building Sites shall only be of such size, design and color as is first specifically approved by DECLARANT in writing.

SECTION 4.7 PARKING AREAS

Adequate off-street parking shall at all times be provided to accommodate all parking needs for employee, visitor and company vehicles on the Site. The intent of this provision is to eliminate the need for any on-street parking. No use shall be made of any Site at anytime which will attract parking in excess of the parking spaces then available thereon.

SECTION 4.8 STORAGE AND LOADING AREAS

A. Unless specifically approved by DECLARANT in writing, no materials, supplies or equipment, including company- owned or operated trucks, mobile homes, boats, trailers, or recreation vehicles, shall at any time be stored in any area on a Site except inside a closed building, or behind a visual barrier screening such areas so that they are not visible from the neighboring Sites or public streets. Visual barrier screening to a height of not more than eight (8) feet shall be permitted only with the prior written approval of DECLARANT.

B.   Loading areas shall not encroach into setback areas.

C. Loading docks shall be set back and screened to minimize the effect of their appearance from the street and so as not to be visible from neighboring Sites. Docks shall not be closer than seventy (70) feet to the street property line, unless specifically approved by DECLARANT in writing. Loading shall be permitted to the rear of the setback line from that portion of a structure not fronting a street.

SECTION 4.9 FENCING AND SCREENING OF STORAGE AREAS

All areas requiring fencing shall be enclosed with a minimum six foot (6') high and maximum eight foot (8') high masonry wall, such as slumpstone, split face block wall with cap or brick. Chain link fence shall be prohibited throughout the VALENCIA INDUSTRIAL CENTER. Gate construction shall be of wrought iron or other materials first approved by DECLARANT.

SECTION 4.10 SCREENING - TRASH AREA

All trash areas shall be enclosed with a minimum six foot (6') high masonry wall, such as slumpstone, split face block wall with cap, or brick. All trash enclosures shall have blinds or gates. Chain link gates shall only be permitted if faced with wooden slats so as to obscure view of trash containers. No trash containers or bins shall be maintained on any Site unless contained within a masonry trash enclosure.

ARTICLE V

REGULATION OF OPERATIONS AND USES

SECTION 5.1      PERMITTED USES

Each Site shall only be used for manufacturing, processing, storage, wholesale, of f ice, laboratory, professional, research and development activities and/or other like uses which are permitted by the applicable zoning designation; No junk or salvage yard or any other use offensive to the neighborhood by reason of order, fumes, dust, smoke, noise, or pollution or hazardous by reason of danger of fire or explosion, radiation, electromagnetic disturbances, toxic or non-toxic matter shall be permitted regardless of whether or not permitted by applicable zoning laws or ordinances.

SECTION 5.2 RESTRICTIONS AND PROHIBITED USES
A. PROHIBITED USES The following are examples of operations and uses which shall specifically not be permitted on any Site subject to the Valencia Industrial Center Restrictions

1.   Residential
2.   Commercial
3.   Restaurants of all types
4.   Trailer Courts
5.   Labor Camps -
6.   Junk Yards
7. Drilling for and/or the removal of oil, gas or other hydrocarbon substances (except that this provision shall not be deemed to prohibit the entry of subject property below a depth of 500 feet for such purposes)
8.   Commercial excavation of building or construction materials
9.   Distillation of bones
10. Dumping, disposal, incineration or reduction of garbage, sewage, offal, dead animals or refuse
11.  Fat Rendering
12.  Stockyard or Slaughter of Animals
13.  Refining of Petroleum or of its Products
14.  Smelting of Iron, Tin, Zinc, or other Ores
15.  Cemeteries
16.  Jail or Honor Farms
17. Any and all operations and uses not compatible or harmonious with the establishment and maintenance of a high quality industrial park.

B. NUISANCES No rubbish or debris of any kind shall be placed or permitted to accumulate upon or adjacent to any Site, and no orders shall be permitted to arise therefrom so as to render any Site or portion thereof unsanitary, unsightly, offensive or detrimental to any Site or property in the vicinity thereof or to the occupants thereof. No nuisance shall be permitted to exist or operate upon any Site so as to be offensive or detrimental to any property in the vicinity thereof or to its occupants.

C. MAINTENANCE AND REPAIRS OF IMPROVEMENTS Each Site and all Improvements thereon shall at all times be constructed, kept and maintained in first class condition, repair and appearance similar to that maintained by DECLARANT and other owners of high-class properties of similar class and construction in Los Angeles County, ordinary wear and tear expected. All repairs, alterations, replacements, or additions to Improvements shall be at least equal to the original work in class and quality. The necessity and adequacy of such repairs shall be measured by the same standard as set forth above for the original construction and maintenance. Each owner shall also be responsible at all times for determining that all Improvements and the plans and specifications therefor shall conform and comply in all respects with the VALENCIA INDUSTRIAL CENTER RESTRICTIONS, all other restrictions of record, all applicable governmental regulations, and all exterior architectural design, location and color specifications as may be approved by DECLARANT. Each Owner shall also adopt and maintain such standards of property space maintenance, appearance, and housekeeping as shall be reasonable and customary for similar operations or enterprises and shall enforce compliance with such standards by all tenants, occupants, or users of space. On request, DECLARANT shall be entitled to receive copies of all such standards or similar rules or regulations in effect from time to time. Notwithstanding anything to the contrary contained in the foregoing all exterior surfaces shall be maintained in first-class condition and shall be repainted at least once in every four (4) years.

D. MAINTENANCE OF UNIMPROVED SITES Each and every Site shall be maintained at all times in a weed-free, clean and presentable condition prior to such Site being improved with buildings and landscaping.

E. RIGHT OF ENTRY During reasonable hours, and subject to reasonable security requirements, DECLARANT, or its authorized representative, shall have the right to enter upon and inspect any Site and the improvements thereon embraced for the purpose of ascertaining whether or not the provisions of the VALENCIA INDUSTRIAL CENTER RESTRICTIONS have been or are presently being complied with and shall not be deemed guilty of trespass by reason of such entry.

SECTION 5.3 OTHER OPERATIONS AND USES

Operations and uses which are neither specifically prohibited nor specifically authorized by VALENCIA INDUSTRIAL CENTER RESTRICTIONS shall be permitted in a specific case only if operational plans and specifications are first submitted to and approved in writing by DECLARANT. Approval or disapproval of such operational plans and specifications shall be based upon the effect of such operations or uses on other Sites subject to these restrictions or upon the occupants thereof, but shall be in the sole discretion of DECLARANT.

ARTICLE VI

DURATION, MODIFICATION AND REPEAL

SECTION 6.1      DURATION OF RESTRICTIONS

The VALENCIA INDUSTRIAL CENTER RESTRICTIONS shall continue and remain in full force and effect at all times with respect to all Sites included in the VALENCIA INDUSTRIAL CENTER and each part thereof, now or hereafter made subject thereto (subject, however, to the right to amend and repeal as provided for herein) until January 1, 2015. However, unless within one year prior to January 1, 2015, there shall be recorded an instrument directing the termination of the VALENCIA INDUSTRIAL CENTER RESTRICTIONS signed by owners of not less than two-thirds of the area of the real property then subject to the VALENCIA INDUSTRIAL RESTRICTIONS, (based on the number of square feet of real property subject to the VALENCIA INDUSTRIAL CENTER RESTRICTIONS), the VALENCIA INDUSTRIAL CENTER RESTRICTIONS, as in effect immediately prior to the expiration date shall be continued automatically without any further notice for an additional period of ten (10) years and thereafter for successive periods of ten (10) years unless within one (1) year prior to the expiration of any such period the VALENCIA INDUSTRIAL CENTER RESTRICTIONS are terminated as set forth above in this Section.

SECTION 6.2 TERMINATION AND MODIFICATION

This DECLARATION, or any provision hereof, or any covenant, condition or restriction contained herein, may be terminated, extended, modified or amended, as to the whole of the real property or any portion thereof, with the written consent of the owners of seventy-five (75%) of the area of the real property subject to the VALENCIA INDUSTRIAL CENTER RESTRICTIONS, based on the number of square feet of real property owned as compared to the total number of square feet of real property subject to the VALENCIA INDUSTRIAL CENTER RESTRICTIONS, provided, however, that so long as DECLARANT owns at least twenty-five percent (25%) of the real property subject to the VALENCIA INDUSTRIAL CENTER RESTRICTIONS, or for a period of fifteen (15) years from the effective date hereof, whichever period is longer, no-such termination, extension, modification or amendment shall be. effective without the written approval of DECLARANT thereto. No such termination, extension, modification or amendment shall be effective until a proper instrument in writing has been executed and acknowledged and recorded in the County where the real property affected thereby is situated.

ARTICLE VII

ENFORCEMENT

SECTION 7.1 ABATEMENT AND SUIT

The conditions, covenants, restrictions and reservations herein contained shall run with the real property, and shall be binding upon the inure to the benefit of the DECLARANT, and the Owners of every Site on the real property. These conditions, covenants, reservations and restrictions may be enforced as provided hereinafter by DECLARANT acting for itself or as DECLARANT acting as trustee, on behalf of all of the Owners of Sites. Each Owner by acquiring an interest in a Site shall appoint irrevocably the DECLARANT as its attorney-in-fact for such purposes; provided, however that if an Owner of a Site notified DECLARANT of a claimed violation of these conditions, covenants, restrictions and reservations in writing and DECLARANT fails to act within sixty (60) days after receipt of such notification, then, and in that event only, an Owner may separately, at its own cost and expense, enforce the conditions, covenants, restrictions and reservations herein contained and have all of the remedies provided for in
Section 7.2 hereafter.

SECTION 7.2 DEFAULT ANID REMEDIES

In the event of any breach, violation or failure to perform or satisfy any of the VALENCIA INDUSTRIAL CENTER RESTRICTIONS which has not been cured within thirty (30) days after written notice from DECLARANT to do so, DECLARANT in its sale option and discretion may enforce any one or more of the following remedies or any other rights or remedies to which DECLARANT may be entitled by law or equity, whether or not set forth herein. All remedies provided for herein or by law or in equity shall be cumulative and not mutually exclusive.

A. DAMAGES DECLARANT may bring a suit for damages for any compensable breach of or noncompliance with any of the VALENCIA INDUSTRIAL CENTER RESTRICTIONS, or declaratory relief to determine the enforceability of any of the VALENCIA INDUSTRIAL CENTER RESTRICTIONS.

B. EQUITY It is recognized that a violation by an Owner of one or more of the foregoing restrictions may cause DECLARANT to suffer material injury or damage not compensable in money and that DECLARANT shall be entitled to bring an action in equity or otherwise for specific performance to enforce compliance with the

VALENCIA INDUSTRIAL CENTER RESTRICTIONS or an injunction to enjoin the continuance of any such breach or violation thereof.

C. ABATEMENT AND LIEN RIGHTS Any such breach or violation of the VALENCIA INDUSTRIAL CENTER RESTRICTIONS or any provision hereof is hereby declared to be a nuisance, and DECLARANT shall be entitled to enter the Site or any portion thereof as to which the breach or violation exists and summarily abate and remove, without further legal process to the maximum extent permitted by law, any structure, thing or condition that may exist in violation of any of the VALENCIA INDUSTRIAL CENTER RESTRICTIONS, or to prosecute any remedy allowed by law or equity for the abatement of such nuisance against any person or entity acting or failing to act in violation of the VALENCIA INDUSTRIAL CENTER RESTRICTIONS, all at the sole cost and expense of Owner or any person having possession under Owner. Any costs or expenses paid or incurred by DECLARANT in abating such nuisance or prosecuting any such remedy (including all reasonable attorneys' fees and costs of collection), together with interest thereon at the maximum rate permitted by law shall be a charge against the Site or any portion thereof as to which the breach or violation exists, shall be a continuing lien thereon until paid, and shall also be the personal obligation of that person or entity who was Owner when such charges became due and committed such breach or violation. In addition to any other rights or remedies hereunder, DECLARANT may deliver to Owner and record with the Los Angeles County Recorder a certificate or notice to claim of lien (which, among other things may but need not recite the nature of the violation, the legal description of the Site or portion thereof affected by such violation, the record or reputed Owner thereof, DECLARANT'S name and address, and the remedies being pursued or the amount of any such claim being changed). If the violation recited in such lien claim has not been cured to DECLARANT'S satisfaction and any recited amounts so charged have not been paid within 30 days thereafter, DECLARANT or DECLARANT'S authorized representatives may foreclose such lien by a sale conducted pursuant to Sections 2924, 2924b, and 2924c of the California Civil Code, as amended from time to time, or such other statutes applicable to the exercise of powers of sale in mortgages or deeds of trust, or in any other manner permitted by law. DECLARANT, through its authorized representatives, may bid on and acquire any Site or portion thereof subject to such lien at any such foreclosure sale. If the violations recited in such lien claim are timely cured and any recited amounts timely paid as provided above, an appropriate release of such lien shall be recorded by DECLARANT at Owner's sole cost and expense.

SECTION 7.3 WAIVER

No waiver by DECLARANT of a breach of any of the VALENCIA INDUSTRIAL CENTER RESTRICTIONS and no delay or failure to enforce any of the VALENCIA INDUSTRIAL CENTER RESTRICTIONS shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other of the VALENCIA INDUSTRIAL CENTER RESTRICTIONS by that Owner of any other Owner of the Site, or any other Site. No waiver by DECLARANT of any breach or default hereunder shall be implied from any omission by DECLARANT to take any action on account of such breach or default if such breach or default persists or is repeated, and no express waiver shall affect a breach or default other than as specified in said waiver. The consent or approval by DECLARANT to or of any act by an Owner requiring DECLARANT'S consent or approval shall not be deemed to waive or render unnecessary DECLARANT'S consent or approval to or of any subsequent similar acts by Owner.

SECTION 7.4 COSTS OF ENFORCEMENT

In the event any legal or equitable action or proceeding shall be instituted to enforce any provision of the VALENCIA INDUSTRIAL CENTER RESTRICTIONS, the party prevailing in such action shall be entitled to recover from the losing party all of its costs, including court costs and reasonable attorney's fees.

SECTION 7.5 RIGHTS OF LENDERS

No breach or violation of the VALENCIA INDUSTRIAL CENTER RESTRICTIONS shall defeat or render invalid the lien of any mortgage, deed of trust or similar instrument securing a loan made in good faith and for value with respect to the development or permanent financing of and Site or portion thereof; provided, however, all of the VALENCIA INDUSTRIAL CENTER RESTRICTIONS shall be binding upon and effective against any subsequent Owner of the Site or any portion thereof whose title is acquired by foreclosure, trustee's sale, deed in lieu of foreclosure or otherwise pursuant to such lien rights, but such subsequent Owner shall take title free and clear of any violations of the VALENCIA INDUSTRIAL CENTER RESTRICTIONS occurring prior to such transfer of title.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.1       ASSIGNMENT OF RIGHTS AND DUTIES

Any and all of the rights, powers and reservations of DECLARANT herein contained may be assigned to any person, corporation or association which will assume the duties of DECLARANT pertaining to the particular rights, powers and reservations assigned, and upon any such person, corporation or association's evidencing its consent in writing to accept such assignment and assume such duties, he or it shall, to the extent of such assignment, have the same rights and powers and be subject to the same obligations and duties as are given to and assumed by DECLARANT herein. The term DECLARANT as used herein includes all such assignees and their heirs, successors and assigns. If at any time DECLARANT ceases to exist and has not made such an assignment, a successor DECLARANT may be appointed in the same manner as the VALENCIA INDUSTRIAL CENTER RESTRICTIONS may be terminated, extended, modified or amended under Section 6.2 of Article Vi. Any assignment or appointment made under this section shall be in recordable form and shall be recorded in the County where the real property affected is situated.

SECTION 8.2 CONSTRUCTIVE NOTICE AND ACCEPTANCE

Every person or other entity who now or hereafter owns or acquires any right, title or interest in or to any portion of the real property made subject to the VALENCIA INDUSTRIAL CENTER RESTRICTIONS is and shall be conclusively deemed to have consented and agreed to every covenant, condition and restriction contained herein, whether or not any reference to ties DECLARATION is contained in the instrument by which such person or entity acquired an interest in said real property.

SECTION 8.3 WAIVER

Neither DECLARANT nor its successors or assigns shall be liable to any owner, lessee licensee, or occupant of a Site or of any portion of the real property subject to the VALENCIA INDUSTRIAL CENTER RESTRICTIONS by reason of any mistake in judgment, negligence, nonfeasance, action or inaction or for the enforcement or failure to enforce any provision of this DECLARATION. Every owner, lessee, licensee or occupant of any of Sites or any portion of the real property by acquiring his interest therein agrees that he will not bring any action or suit against DECLARANT to recover any such damages or to seek equitable relief.

SECTION 8.4 MUTUALITY, RECIPROCITY; RUNS WITH LAND

All covenants, conditions, restrictions and agreements contained herein are made for the direct, mutual and reciprocal benefit of each and every Site and portion of the real property now or hereafter made subject to the DECLARATION; shall create mutual, equitable servitudes upon each Site and portion of the real property in favor of every other Site and portion of the real property; shall create reciprocal rights and obligations between the respective owners of all Sites and portions of the real property and privity of contract and estate between all grantees of said Sites and portions of the real property, their heirs, successors and assigns; and shall, as to the owner of each Site and portions of the real property, his heirs, successors and assigns, operate as covenants running with the land, for the benefit of all other Sites and portion of the real property.

SECTION 8.5 NOTICES

All notices, consents, requests, demands and other communications provided for herein shall be in writing and shall be deemed to have been duly given if and when personally served or 24 hours after being sent by United States registered or certified mail, return receipt requested, postage prepaid, to the intended party at its last known address.